Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 20, 2021 with respect to the consolidated financial statements included in the Annual Report of Great Elm Group, Inc. on Form 10-K for the year ended June 30, 2021. We consent to the incorporation by reference of said report in the Registration Statements of Great Elm Group, Inc. on Forms S-3 (333-252236 and 333-252237) and on Form S-8 (333-251800).

/s/ Grant Thornton LLP

Boston, Massachusetts

September 20, 2021